As filed with the Securities and Exchange Commission on February 8, 2019

File No. 001-38741

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

Form 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g)
OF THE SECURITIES EXCHANGE ACT OF 1934

LIFE FITNESS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	38-4094306
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

9525 W. Bryn Mawr Avenue, Rosemont, Illinois	60018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

With copies to:

Brunswick Corporation 26125 N. Riverwoods Blvd. Mettawa, Illinois 60045-3420 (847) 735-4700 Attn: Christopher F. Dekker, Vice President, General Counsel and Secretary	Cravath, Swaine & Moore LLP Worldwide Plaza 825 Eighth Avenue New York, NY 10019 (212) 474-1000 Attn: Robert I. Townsend, III, Esq. Andrew J. Pitts, Esq. D. Scott Bennett, Esq. O. Keith Hallam, III, Esq.

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Common Stock, par value $0.01

Securities to be registered pursuant to Section 12(g) of the Act: None.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Life Fitness Holdings, Inc.
Information Required in Registration Statement
Cross-Reference Sheet Between the Information Statement and Items of Form 10

This Registration Statement on Form 10 incorporates by reference information contained in our Information Statement filed as Exhibit 99.1 to this Form 10. For your convenience, we have provided below a cross-reference sheet identifying where the items required by Form 10 can be found in the Information Statement.

Item No.	Caption	Location in Information Statement
1.	Business
See “Summary”, “Risk Factors”, “Cautionary Statement Concerning Forward-Looking Statements”, “The Spin-Off”, “Capitalization”, “Business”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Where You Can Find More Information”

1A.	Risk Factors	See “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements”

2.	Financial Information
See “Summary”, “Risk Factors”, “Capitalization”, “Selected Historical Financial Data”, “Unaudited Pro Forma Condensed Combined Financial Information” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”

3.	Properties	See “Business—Properties”

4.	Security Ownership of Certain Beneficial Owners and Management	See “Security Ownership of Certain Beneficial Owners and Management”

5.	Directors and Executive Officers	See “Management”

6.	Executive Compensation	See “Management” and “Executive Compensation”

7.	Certain Relationships and Related Transactions, and Director Independence	See “Risk Factors”, “Management” and “Certain Relationships and Related Party Transactions”

8.	Legal Proceedings	See “Business—Legal Proceedings”

9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters	See “The Spin-Off”, “Dividend Policy”, “Security Ownership of Certain Beneficial Owners and Management” and “Description of Our Capital Stock”

10.	Recent Sales of Unregistered Securities	See “Description of Our Capital Stock”

11.	Description of Registrant’s Securities to be Registered	See “Description of Our Capital Stock”

12.	Indemnification of Directors and Officers	See “Certain Relationships and Related Party Transactions—Agreements with Brunswick—Separation and Distribution Agreement” and “Description of Our Capital Stock”

Item No.	Caption	Location in Information Statement
13.	Financial Statements and Supplementary Data	See “Summary”, “Selected Historical Financial Data”, “Unaudited Pro Forma Condensed Combined Financial Information” and “Index to Financial Statements” and the financial statements referenced therein

14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	None

15.	Financial Statements and Exhibits	(a) Financial Statements

See “Unaudited Pro Forma Condensed Combined Financial Information” and “Index to Financial Statements” and the financial statements referenced therein

(b) Exhibits

See below

The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description
2.1	Form of Separation and Distribution Agreement between Brunswick Corporation and Life Fitness Holdings, Inc.*

3.1	Form of Amended and Restated Certificate of Incorporation of Life Fitness Holdings, Inc.*

3.2	Form of Amended and Restated By-Laws of Life Fitness Holdings, Inc.*

10.1	Form of Transition Services Agreement between Brunswick Corporation and Life Fitness Holdings, Inc.*

10.2	Form of Tax Matters Agreement between Brunswick Corporation and Life Fitness Holdings, Inc.*

10.3	Form of Employee Matters Agreement between Brunswick Corporation and Life Fitness Holdings, Inc.*

10.4	Form of Trademark License Agreement between Brunswick Corporation and Life Fitness Holdings, Inc.*

10.5	Form of Stockholder and Registration Rights Agreement between Brunswick Corporation and Life Fitness Holdings, Inc.*

21.1	List of subsidiaries of Life Fitness Holdings, Inc.*

99.1	Preliminary Information Statement of Life Fitness Holdings, Inc., subject to completion, dated February 8, 2019.
*	To be filed by amendment.

EXHIBIT INDEX

Exhibit Number	Exhibit Description
2.1	Form of Separation and Distribution Agreement between Brunswick Corporation and Life Fitness Holdings, Inc.*

3.1	Form of Amended and Restated Certificate of Incorporation of Life Fitness Holdings, Inc.*

3.2	Form of Amended and Restated By-Laws of Life Fitness Holdings, Inc.*

10.1	Form of Transition Services Agreement between Brunswick Corporation and Life Fitness Holdings, Inc.*

10.2	Form of Tax Matters Agreement between Brunswick Corporation and Life Fitness Holdings, Inc.*

10.3	Form of Employee Matters Agreement between Brunswick Corporation and Life Fitness Holdings, Inc.*

10.4	Form of Trademark License Agreement between Brunswick Corporation and Life Fitness Holdings, Inc.*

10.5	Form of Stockholder and Registration Rights Agreement between Brunswick Corporation and Life Fitness Holdings, Inc.*

21.1	List of subsidiaries of Life Fitness Holdings, Inc.*

99.1	Preliminary Information Statement of Life Fitness Holdings, Inc., subject to completion, dated February 8, 2019.
*	To be filed by amendment.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement on Form 10 to be signed on its behalf by the undersigned, thereunto duly authorized.

Life Fitness Holdings, Inc.

By:	/s/ Christopher F. Dekker

	Name:	Christopher F. Dekker
	Title:	Corporate Secretary

Dated: February 8, 2019